Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-5456, 33-38590, 33-39387, 33-53763, 33-53899, 333-19735, 333-50583, 333-101767, 333-116466, 333-109359, and 333-110726) of CLARCOR Inc. of our report dated January 31, 2007 relating to the financial statements, the financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Louisville, Kentucky
January 31, 2007